EXHIBIT 10.33
3M COMPANY
2016 LONG-TERM INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT
Pursuant to the 3M Company 2016 Long-Term Incentive Plan (as amended from time to time, the “Plan”), 3M Company (the “Company”) granted to the participant listed below (“Participant”) the stock option described below (the “Option”). The Option is subject to the terms and conditions set forth in this Stock Option Award Agreement, any additional terms and conditions for Participant's country set forth in Appendix A hereto (the “Appendix”) and the Plan. This Stock Option Award Agreement and the Appendix are referred to, collectively, as this “Agreement.” The Plan and the Appendix are incorporated into this Stock Option Award Agreement by reference.

Participant:
Grant Date:
Exercise Price per Share:	US$
Shares Subject to the Option:
Final Expiration Date:
Type of Option:	Nonqualified Stock Option
Vesting Schedule:
Subject to the terms and conditions of this Agreement and the Plan, the Option shall vest and become exercisable as follows:
Except as provided in Sections 1.2 and 1.5 of this Stock Option Award Agreement, in the Appendix, or as otherwise provided by the Administrator, in no event shall the Option vest and become exercisable for any additional Shares following Participant’s Termination of Service.

ELECTRONIC ACCEPTANCE OF AWARD:
By clicking on the “ACCEPT” box on the “Grant Terms and Agreement” page, you agree to be bound by the terms and conditions of this Agreement and the Plan. You acknowledge that you have reviewed and fully understand all of the provisions of this Agreement and the Plan and have had the opportunity to obtain advice of counsel prior to accepting the grant of the Option pursuant to this Agreement. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or relating to the Option.

ARTICLE I.
PERIOD OF EXERCISABILITY
1.1    Commencement of Exercisability. The Option will vest and become exercisable according to the vesting schedule set forth above (the “Vesting Schedule”), except that any fraction of a Share as to which the Option would be vested or exercisable will be accumulated and will vest and become exercisable only when a whole Share has accumulated. Except as otherwise provided by the Administrator (or its delegate) or as otherwise provided for in the Plan or this Agreement with respect to [(a) the termination of Participant’s employment by the Employer (as defined below) other than for Misconduct (any such termination, a “Qualifying Termination”)1, or (b) ]Participant’s Termination of Service by reason of Participant’s[ Retirement2,] death or Disability, the Option will immediately expire and be forfeited as to any portion that is not vested and exercisable as of Participant’s Termination of Service. For the avoidance of doubt, except as set forth in Sections 1.2 and 1.5 of this Agreement or as provided by the Company under a formal written severance plan or agreement, if Participant's Termination of Service occurs prior to a Vesting Date, Participant will not earn or be entitled to any pro-rated vesting for any portion of time before the respective Vesting Date during which Participant was providing services, nor will Participant be entitled to any compensation for lost vesting.
For purposes of this Article I, the term “Disability” shall have the meaning given to such term in U.S. Treasury Regulation section 1.409A-3(i)(4).
1.2    Special Vesting Provisions. Notwithstanding anything to the contrary in Section 1.1 or the Vesting Schedule, the Option shall continue to vest and become exercisable, or vest and become exercisable on an accelerated basis, under the following circumstances:
(a)    If Participant’s Termination of Service occurs by reason of Participant’s Disability[ or Retirement], the Option shall continue to vest and become exercisable pursuant to the Vesting Schedule, as if Participant had not incurred a Termination of Service, subject to accelerated vesting pursuant to clause (b) of this Section 1.2. [Notwithstanding the preceding sentence, if the Company receives an opinion of counsel that there has been a legal judgment and/or legal development in Participant’s jurisdiction that likely would result in the favorable Retirement treatment that otherwise would apply to the Option pursuant to this Section 1.2(a) being deemed unlawful and/or discriminatory, then the Company will not apply this favorable Retirement treatment at the time of Participant’s Termination of Service and the Option will be treated as it would under the rules that otherwise would have applied if Participant’s Termination of Service did not qualify as a Retirement.]
(b)    If Participant’s Termination of Service occurs by reason of death or Participant dies following the date of [a Qualifying Termination or ]Participant’s Termination of Service by reason of Participant’s Disability[ or Retirement], the Option shall vest and become fully exercisable as of the date of death.
[(c)    In the event of a Qualifying Termination, the Option shall continue to vest and become exercisable pursuant to the Vesting Schedule, as if Participant had not incurred a Qualifying Termination, subject to accelerated vesting pursuant to clause (b) of this Section 1.2 and Participant’s timely execution and non-revocation of a general release of claims against the Company and its Affiliates (excluding any rights Participant may have to indemnification or coverage under the Company’s directors’ and officers’ liability insurance policy) in a form prescribed by the Company in its sole discretion.]
1 Note: Bracketed “Qualifying Termination” provisions throughout this form may be included as part of the award terms for retention and other special grants. Such provisions will not be included as part of the terms of annual grants.
2 Note: Bracketed “Retirement” provisions throughout this form will be included as part of the award terms for annual grants. Such provisions will not be included as part of the terms of retention and other special grants.

1.3    Duration of Exercisability. The Vesting Schedule is cumulative. Any portion of the Option which vests and becomes exercisable will remain vested and exercisable until the termination of the Option. The Option will be forfeited immediately upon its termination.
1.4    Termination of Option. The Option may not be exercised to any extent by anyone after, and will terminate and cease to be exercisable on, the first of the following to occur:
(a)    The Final Expiration Date set forth on the first page of this Agreement;
(b)    The expiration of ninety (90) days following the date of Participant’s Termination of Service, unless Participant’s Termination of Service is for Misconduct or by reason of Participant’s[ Retirement,] [Qualifying Termination,] death or Disability;
(c)    The expiration of two (2) years following the date of Participant’s death (whether such death occurs before or after Participant’s Termination of Service); or
(d)    The execution of a written determination by the Administrator or an authorized representative of the Company that Participant engaged in an act of Misconduct (whether the execution of such written determination occurs before or after Participant’s Termination of Service). [;or]
[(e)    In the case of a Qualifying Termination, the expiration of ninety (90) days following the date on which one hundred percent (100%) of the Shares subject to the Option become vested and exercisable.]
1.5    Effect of Change in Control. Notwithstanding anything to the contrary in the Vesting Schedule or Sections 1.1 through 1.4 (except Section 1.4(a), which shall remain applicable), in the event of a Change in Control of the Company, the following provisions shall apply:
(a)    In the event of Participant’s Termination of Service (i) by the Company or any Subsidiary other than as a result of Participant’s Misconduct or (ii) by Participant for Good Reason, in either case, within eighteen (18) months following a Change in Control of the Company, the Option shall become fully exercisable as of the date of such Termination of Service and shall expire on the first to occur of (x) the Final Expiration Date and (y) the date that is six (6) months following such Termination of Service.
(b)    In the event that the Option is not assumed or continued, or an equivalent award substituted for the Option, by the successor corporation or a parent or subsidiary of the successor corporation in a Change in Control of the Company, the Option shall become fully vested and exercisable immediately prior to the consummation of such Change in Control and shall remain outstanding until the Change in Control, subject to the Administrator’s discretion to take any action with respect to the Option permitted under the Plan.
For purposes of this Section 1.5, “Good Reason” means (i) a material diminution in Participant’s position, authority, duties or responsibilities as in effect immediately prior to the Change in Control of the Company, (ii) a material diminution in Participant’s base salary or annual planned cash compensation, or (iii) a material change in the geographic location at which Participant is required to perform services for the Company or its Subsidiaries.
ARTICLE II.
EXERCISE OF OPTION
2.1    Person Eligible to Exercise. During the life of Participant, only Participant or a permitted transferee may exercise the Option. References to Participant, to the extent relevant in the context, will include references to any such transferee approved by the Administrator pursuant to the Plan. After Participant’s death, any exercisable portion of the Option may, prior to the time the Option expires, be exercised by Participant’s Designated Beneficiary to the extent permitted by the Company in accordance with the terms of the Plan.
2.2    Exercise.
(a)    Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised, in whole or in part, according to the procedures in the Plan at any time prior to the time the Option or portion thereof expires, except that the Option may only be exercised for whole Shares.
(b)    Participant acknowledges that, except as otherwise provided in the Appendix or determined by the Administrator, the Option may be exercised automatically immediately prior to the expiration of its full term under certain circumstances as set forth in Section 5.4(b) of the Plan.
2.3    Payment of Exercise Price. Payment of the exercise price shall be by any of the following, or a combination thereof:
(a)    By cash, check or wire transfer of immediately available funds; provided that the Company may limit the use of one of the foregoing methods if one or more of the methods below is permitted;
(b)    Delivery (including telephonically to the extent permitted by the Company) of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to deliver promptly to the Company funds sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Company;
(c)    To the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by Participant valued at their Fair Market Value on the date of delivery (or such other date determined by the Administrator) and held by Participant for such period of time (if any) as may be necessary to avoid adverse accounting consequences; or
(d)    To the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date.
2.4    Responsibility for Taxes.
(a)    Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant's employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items related to Participant's participation in the Plan and legally applicable to Participant or deemed by the Company or the Employer in its discretion to be an appropriate charge to Participant even if legally applicable to the Company or the Employer (“Tax-Related Items”) is and remains Participant's responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired upon exercise, and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant's liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)    In connection with any relevant taxable or tax withholding event, as applicable, Participant agrees to assist the Company and/or the Employer in satisfying any applicable withholding obligations for Tax-Related Items. In this regard, the Company and/or the Employer, or their respective agents, at their discretion, may satisfy, or allow Participant to satisfy, their withholding obligation, if any, with regard to all Tax-Related Items by any of the following, or a combination thereof:
(i)    By cash, check or wire transfer of immediately available funds; provided that the Company may limit the use of one of the foregoing methods if one or more of the methods below is permitted;
(ii)    Delivery (including telephonically to the extent permitted by the Company) of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to deliver promptly to the Company funds sufficient to satisfy the withholding obligation for Tax-Related Items; provided that such amount is paid to the Company at such time as may be required by the Company;
(iii)    To the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by Participant valued at their Fair Market Value on the date of delivery (or such other date determined by the Administrator);
(iv)    To the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date; or
(v)    By the deduction of such amount from salary or other compensation payable to Participant.
(c)    The Company and/or the Employer has the right and option, but not the obligation, to treat Participant’s failure to provide timely payment of any withholding obligation for Tax-Related Items as Participant’s election to satisfy all or a portion of the withholding obligation for Tax-Related Items pursuant to Section 2.4(b) (iv) or (v) above, or a combination of such sections.
(d)    The Company and/or the Employer may withhold or account for Tax-Related Items by considering statutory withholding amounts or other applicable withholding rates, including maximum applicable rates in Participant’s jurisdiction(s). In the event of over-withholding, Participant may receive a refund of any over-withheld amount in cash through the Employer’s normal payroll processes (with no entitlement to the equivalent in Common Stock) or, if not refunded, Participant may be able to seek a refund from the local tax authorities. In the event of under-withholding, Participant may be required to pay additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Employer. If the withholding obligation for Tax-Related Items is satisfied by surrendering Shares, solely for tax purposes and not intended to modify or restrict in any way Section 4.2 of the Plan, Participant is deemed to have been issued the full number of Shares subject to the exercised Option, notwithstanding that a number of Shares are surrendered for the purpose of paying the Tax-Related Items.
(e)    Finally, Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant's participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to honor the exercise of the Option and/or refuse to issue or deliver the Shares or the proceeds from the sale of the Shares if Participant fails to comply with Participant's obligations in connection with the Tax-Related Items.

ARTICLE III.
OTHER PROVISIONS
3.1    Nature of Grant. By accepting the Option, Participant understands, acknowledges, and agrees that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time in accordance with its terms;
(b)    the grant of the Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;
(c)    all decisions with respect to future Options (as defined in the Plan) or other grants, if any, will be at the sole discretion of the Administrator;
(d)    the Option grant and participation in the Plan shall not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company, the Employer, or any other Subsidiary and shall not interfere with the ability of the Company, the Employer or any other Subsidiary, as applicable, to terminate Participant's employment or service relationship (if any) at any time with or without cause;
(e)    Participant is voluntarily participating in the Plan;
(f)    the Option and any Shares acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;
(g)    the Option and any Shares acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation for any purposes, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, holiday pay, pension or retirement benefits, welfare benefits or other similar payments;
(h)    the future value of the Shares underlying the Option is unknown, indeterminable and cannot be predicted with certainty;
(i)    if the underlying Shares do not increase in value, the Option will have no value;
(j)    if Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the exercise price paid for such Shares;
(k)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from Participant's Termination of Service (for any reason whatsoever, whether or not later found to be invalid or in breach of Applicable Laws in the jurisdiction where Participant is employed or the terms of Participant's employment agreement, if any) and/or the application of any recoupment, recovery or clawback policy otherwise required by Applicable Laws;
(l)    for purposes of this Option, Termination of Service will be deemed to have occurred as of the date Participant is no longer actively providing services to the Company or any of its Subsidiaries (regardless of the reason for such termination and whether or not later found to be invalid or in breach of Applicable Laws in the jurisdiction where Participant is employed or the terms of Participant's employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Administrator, (i) Participant's right to vest in the Option, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant's period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under Applicable Laws in the jurisdiction where Participant is employed or the terms of Participant's employment agreement, if any); and (ii) the period (if any) during which Participant may exercise the Option after such Termination of Service will commence on the date Participant ceases to actively provide services and will not be extended by any notice period mandated under Applicable Laws in the jurisdiction where Participant is employed or the terms of Participant's employment agreement, if any; the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the Option (including whether Participant may still be considered to be providing services while on a leave of absence);
(m)    unless otherwise agreed with the Company, the Option and the Shares subject to the Option, and the income from and value of same, are not granted as consideration for, or in connection with, any services Participant may provide as a director of a Subsidiary;
(n)    unless otherwise provided in the Plan or by the Administrator, the Option and the benefits evidenced by this Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company, nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Common Stock;
(o)    the following provision shall not apply to Employees in the State of California: In consideration of the grant of the Option, and to the extent permitted by Applicable Law, Participant agrees not to institute any claim against the Company, the Employer, or any other Subsidiary, to waive Participant's ability, if any, to bring such claim, and release the Company, the Employer, and any other Subsidiary from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed (i) not to pursue such claim and (ii) to execute any and all documents necessary to request dismissal or withdrawal of such claim; and
(p)    the following provisions apply if Participant is providing services outside the United States:
(i)    the Option and any Shares acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation or salary for any purpose; and
(ii)    neither the Company, the Employer nor any other Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant's local currency and the United States Dollar that may affect the value of the Option or any amounts due to Participant pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon such exercise.
3.2    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making recommendations regarding participation in the Plan, or Participant's acquisition or sale of the underlying Shares. Participant should consult with Participant's own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to his or her Award(s).
3.3    Transferability. The Option is not transferable, except by will or the laws of descent and distribution or as permitted by the Administrator in accordance with the terms of the Plan.
3.4    Adjustments. Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

3.5    Defined Terms; Titles. Capitalized terms not defined in this Agreement have the meanings given to them in the Plan. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
3.6    Conformity to Applicable Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.
3.7    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the transfer provisions set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
3.8    Entire Agreement and Imposition of Other Terms. The Plan and this Agreement (including all exhibits and appendices hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. Nonetheless, the Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.
3.9    Severability. In the event that any provision of this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of this Agreement.
3.10    Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other person.
3.11    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates a contractual arrangement between the Company and Participant only and shall not be construed as creating a trust for the benefit of Participant. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the Option, as and when exercised pursuant to the terms hereof.
3.12    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
3.13    Language. Participant acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow Participant to understand the terms and conditions of this Agreement. Furthermore, if Participant receives this Agreement or any other document relating to the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.
3.14    Foreign Asset/Account and Exchange Control and Tax Reporting. Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of Shares or cash (including dividends received or the proceeds arising from the sale of Shares) derived from participation in the Plan, in, to and/or from a brokerage/bank account or legal entity located outside Participant’s country. The Applicable Laws of Participant’s country may require that Participant report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. Participant also may be required to repatriate sale proceeds or other funds received as a result of participation in the Plan to Participant’s country through a designated broker or bank and/or within a certain time after receipt. Participant acknowledges that Participant is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult Participant’s personal legal advisor on these matters.
3.15    Insider Trading Restrictions/Market Abuse Laws. Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect Participant’s ability to, directly or indirectly, accept, acquire, sell, or attempt to sell or otherwise dispose of Shares or rights to Shares during such times when Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in the applicable jurisdictions or Participant’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders placed by Participant before possessing inside information. Furthermore, Participant understands that he or she may be prohibited from (i) disclosing the inside information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. Participant acknowledges that Participant is responsible for ensuring compliance with any applicable restrictions and should consult Participant’s personal legal advisor on these matters.
3.16    Appendix. Notwithstanding any provisions in this Stock Option Award Agreement, the Option shall be subject to any additional terms and conditions set forth in the Appendix. Specifically, in the event Participant resides or relocates to one of the countries included in the Appendix, the terms and conditions for such country will apply to Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes a part of this Stock Option Award Agreement.
3.17    Governing Law and Venue. This Agreement and the Option will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding the choice-of-law principles of the State of Delaware and any other state requiring the application of a jurisdiction’s laws other than the State of Delaware. For purposes of litigating any dispute concerning the grant of the Option or this Agreement, Participant consents to the exclusive jurisdiction of the State of Minnesota and agrees that such litigation shall be conducted exclusively in the courts of Ramsey County, Minnesota, or the federal courts for the United States for the District of Minnesota, where this grant is made and/or to be performed.

* * * * *
APPENDIX A
TO
STOCK OPTION AWARD AGREEMENT
Certain capitalized terms used but not defined in this Appendix A have the meanings set forth in the Stock Option Award Agreement (the “Agreement”) or, if not defined therein, the Plan.
Terms and Conditions
This Appendix includes additional terms and conditions that govern the Option granted to Participant under the Plan if Participant resides and/or works in one of the countries listed below.

If Participant is a citizen or resident of a country other than the one in which Participant resides and/or works, is considered a resident of another country for local law purposes or transfers employment and/or residency between countries after the Grant Date, the Company shall determine, in its sole discretion, to what extent the terms and conditions contained herein shall apply to Participant.
Notifications
This Appendix also includes information regarding exchange controls and certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of December 1, 2022. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information in this Appendix as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may become out of date in the future.
In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s situation.
Finally, if Participant is a citizen or resident of a country other than the one in which Participant resides and/or works, is considered a resident of another country for local law purposes or transfers employment and/or residency to another country after the Grant Date, the information contained herein may not be applicable to Participant.
DATA PRIVACY PROVISIONS APPLICABLE TO PARTICIPANTS IN THE EEA+
Participants in the European Union/European Economic Area/Switzerland/United Kingdom (collectively, the “EEA+”) should refer to the Data Privacy Notice and Declaration of Consent which is available to Participants online through the Company’s Fidelity platform, and which must be acknowledged and accepted as a condition of accepting this Agreement.
DATA PRIVACY PROVISIONS APPLICABLE TO PARTICIPANTS OUTSIDE THE EEA+
Participant consents to the collection, use and transfer, in electronic or other form, of Participant's personal data as described in this Agreement and any other Option grant materials by and among, as applicable, the Employer, the Company and its other Subsidiaries for the purpose of implementing, administering and managing Participant's participation in the Plan.
Participant understands that the Company and the Employer hold certain personal information about Participant, including, but not limited to, Participant's name, home address, email address and telephone number, date of birth, passport, social insurance number or other identification number, salary, nationality, job title, work location, service entry date, leave or disability status, basis for termination of employment, date of death, any shares of stock or directorships held in the Company, and details of all stock options, restricted stock units or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant's favor (“Data”), for the purpose of implementing, administering and managing Participant's participation in the Plan.
Participant understands that Data will be transferred to Fidelity Investments and certain of its affiliates (“Fidelity”), or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant's country. Participant understands that Participant may request a list with the names and addresses of any potential recipients of the Data by contacting Participant's local human resources representative.

Participant authorizes the Company, Fidelity and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purpose of implementing, administering and managing the Plan.
Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Plan. Participant understands that if Participant resides outside the United States, Participant may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant's local human resources representative. Further, Participant understands that Participant is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke Participant's consent, Participant's employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing Participant's consent is that the Company may not be able to grant Options or other equity awards to Participant or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing Participant's consent may affect Participant's ability to participate in the Plan. For more information on the consequences of Participant's refusal to consent or withdrawal of consent, Participant understands that Participant may contact Participant's local human resources representative.
Finally, Participant understands that the Company may rely on a different legal basis for the processing or transfer of Data in the future and/or request that Participant provide another data privacy consent. If applicable and upon request of the Company or the Employer, Participant agrees to provide a separate executed acknowledgment or data privacy consent form (or any other agreements or consents) that the Company and/or the Employer may deem necessary to obtain from Participant for the purpose of administering Participant’s participation in the Plan in compliance with the data privacy laws in Participant’s country, either now or in the future. Participant understands and agrees that Participant will not be able to participate in the Plan if Participant fails to provide any such acknowledgement, agreement or consent requested by the Company and/or the Employer.
ARGENTINA
Notifications
Securities Law Information. Neither this Option nor the underlying Shares are publicly offered or listed on any stock exchange in Argentina.
Exchange Control Information. Depending upon the method of exercise chosen for the Option, Participant may be subject to restrictions with respect to the purchase and/or remittance of U.S. dollars pursuant to Argentine currency exchange regulations. The Company reserves the right to restrict the methods of exercise if required under Argentine laws.
Please note that exchange control regulations in Argentina are subject to frequent change. Participant should consult with his or her personal legal advisor regarding any exchange control obligations that Participant may have prior to exercising the Option or receiving proceeds from the sale of Shares or dividends. Participant must comply with any and all Argentine currency exchange restrictions, approvals and reporting requirements in connection with his or her participation in the Plan.
Foreign Asset/Account Reporting Information. Participant must report any Shares acquired under the Plan and held by him or her on December 31 of each year on Participant’s annual tax return.

AUSTRALIA
Terms and Conditions
Securities Law Exemption. This offer is being made under Division 1A of Part 7.12 of the Corporations Act 2001 (Cth) (“Division 1A”). For purposes of Division 1A, the Agreement (including this Appendix) is to be regarded as an employee share scheme offer document (this “ESS Offer Document").
Investment in Shares involves a degree of risk. Employees who elect to participate in the Plan should monitor their participation and consider all risk factors relevant to the purchase of Shares under the Plan as set out in this ESS Offer Document and the additional Plan documents.
The information contained in this ESS Offer Document and the additional Plan documents is general information only. It is not advice or information specific to each employee’s objectives, financial situation and needs. Participant should obtain personal advice in relation to this offer.

1.    ADDITIONAL DOCUMENTS
In addition to the information set out in this ESS Offer Document, copies of the following documents (collectively, referred to as the “Additional Documents”) have been made available to Participant:
(a)    the Plan;
(b)    the Plan Prospectus;
(c)    the Agreement; and
(d)    a Tax Summary, including a description of the tax consequences of participation in the Plan.
The Plan document and the Agreement set out, among other details, key features of the Option and the consequences of a change in the nature or status of Participant’s employment.
The Additional Documents also provide further information to enable Participant to make an informed investment decision in relation to Participant’s participation in the Plan. Please note that the Plan Prospectus for the securities offered under the Plan is not a prospectus for the purposes of the Corporations Act 2001.
Participant should not rely upon any oral statements made in relation to this offer. Participant should rely only upon the statements contained in this ESS Offer Document and the Additional Documents when considering whether to participate in the Plan.
2.    RISK FACTORS

Participant should have regard to risk factors relevant to investment in securities generally and, in particular, to the holding of the Shares. For example, the price at which Shares are quoted on the New York Stock Exchange (“NYSE”) may increase or decrease due to a number of factors. There is no guarantee that the price of the Shares will increase. Factors which may affect the price of the shares include fluctuations in the domestic and international market for listed stocks, general economic conditions, including interest rates, inflation rates, commodity and oil prices, changes to government fiscal, monetary or regulatory policies, legislation or regulation, the nature of the markets in which the Company operates and general operational and business risks. More information about potential factors that could affect the Company’s business and financial results is included in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, available upon request.
In addition, Participant should be aware that in addition to fluctuations in value caused by the fortunes of the Company, the value of Participant’s Shares, as well as the exercise price payable for such Shares, will be affected by the USD/AUD exchange rate. Participation in the Plan involves certain risks related to fluctuations in this rate of exchange.
3.    COMMON STOCK IN A U.S. CORPORATION

Shares of common stock of a U.S. corporation are analogous to ordinary shares of an Australian corporation. Each holder of a Share is entitled to one vote for every Share held. Dividends may be paid on the Shares out of any funds of the Company legally available for dividends at the discretion of the Board. The Shares are traded on the NYSE in the United States of America and are traded under the symbol “MMM.” The Shares are not liable to any further calls for payment of capital or for other assessment by the Company and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.
4.    ASCERTAINING THE MARKET PRICE OF SHARES

Participant may ascertain the current or historical market price of the Shares as traded on the NYSE at http://www.nyse.com under the symbol “MMM.” The AUD equivalent of that price can be obtained at: http://www.rba.gov.au/statistics/frequency/exchange-rates.html.
5.    GRANT AND EXERCISE PRICE OF THE OPTION

Participant is not required to pay any money to receive the Option. However, as explained below, Participant must pay an exercise price in order to receive the underlying Shares.

The exercise price (i.e., the price Participant must pay to acquire shares on the exercise of an Option) is determined by the Company, provided, that such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

The exercise price is denominated in U.S. dollars and must be paid in U.S. dollars. The Australian dollar amount required to exercise the Option and acquire Shares will be that amount which, when converted into U.S. dollars on the date of exercise, equals the exercise price, denominated in U.S. dollars. The Australian dollar equivalent of the exercise price will change with fluctuations in the U.S./Australian dollar exchange rate.

6.    STATUTORY TERMS AND CONDITIONS

As noted above, this offer is being made under Division 1A. To comply with Division 1A, the following terms are included:

A. Application period
Participant must accept the Option in order to acquire it. However, Participant may not accept the Option until at least 14 days after receiving this ESS Offer Document. Participant may accept the Option at any time thereafter during its life (the “Application Period”).

B. Acquisition of Option
Participant cannot acquire the Option until at least 14 days after receiving this ESS Offer Document. Accordingly, no such acquisition will occur earlier than the 14th day after receiving this ESS Offer Document.

C. Terms relating to disclosure
This offer is also subject to the following terms relating to disclosure:
(a)    this ESS Offer Document and the terms of the offer:
(i)    must not include a misleading or deceptive statement; and
(ii)    must not omit any information that would result in this document or terms of the offer being misleading or deceptive;
(b)    the Company must provide Participant with an updated version of this ESS Offer Document as soon as practicable after becoming aware that the document that was provided has become out of date, or is otherwise not correct, in a material respect;
(c)    each person mentioned in items 2, 3 and 4 of the table below must notify, in writing, the Company as soon as practicable if, during the Application Period, the person becomes aware that:
(i)    a material statement in the documents mentioned in paragraph (a) is misleading or deceptive; or
(ii)    information was omitted from any of those documents that has resulted in one or more of those documents being misleading or deceptive; or
(iii)    a new circumstance has arisen during the Application Period which means this ESS Offer Document is out of date, or otherwise not correct, in a material respect; and
(d)    if Participant suffers loss or damage because of a contravention of a term of the offer covered by paragraph (a), (b) or (c) above, Participant can recover the amount of loss or damage in accordance with the table below.
For the purposes of paragraph (d) above, Participant must be able to recover loss or damage in accordance with the following table:

D. Exclusions from liability
A person mentioned in the table in section C above is not liable for any loss or damage suffered by Participant because of a contravention of a term of the offer covered by paragraph (a) or (b) of section C above if:
(a)    the person:
(i)    made all inquiries (if any) that were reasonable in the circumstances; and
(ii)    after doing so, believed on reasonable grounds that the statement was not misleading or deceptive; or
(b)    the person did not know that the statement was misleading or deceptive; or
(c)    the person placed reasonable reliance on information given to the person by:
(i)    if the person is a body corporate or a responsible entity of a registered scheme - someone other than a director, employee or agent of the body corporate or responsible entity; or
(ii)    if the person is an individual—someone other than an employee or agent of the individual; or
(d)    for a person mentioned in column 2 of item 3 or 4 of the table in section C above - the person proves that they publicly withdrew their consent to being named in the document in that way; or
(e)    the contravention arose because of a new circumstance that has arisen since this ESS Offer Document was prepared and the person proves that they were not aware of the matter.

Notifications
Australian Tax Treatment. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to the conditions in that Act).
Exchange Control Information. Exchange control reporting is required for cash transactions exceeding a certain threshold and international fund transfers. The Australian bank assisting with the transaction may file the report on Participant's behalf. If there is no Australian bank involved in the transfer, Participant will be required to file the report. Participant should consult with his or her personal advisor to ensure proper compliance with applicable reporting requirements in Australia.
AUSTRIA
Notifications
Exchange Control Information. If Participant holds securities (including Shares acquired under the Plan) outside Austria (even if held outside of Austria with an Austrian bank), Participant may need to submit an annual report to the Austrian National Bank using the form “Standmeldung/Wertpapiere.” Exemptions apply if the value of the Shares as of any given quarter does not meet or exceed a certain threshold. If required, the reports must be filed on or before the 15th of the month following the last day of the respective quarter.
When the Shares are sold or dividends are paid on such Shares, there may be exchange control obligations if the cash received is held outside Austria, as a separate reporting requirement applies to any non-Austrian cash accounts. If the transaction volume of all of Participant's cash accounts abroad exceeds a certain threshold, the movements and the balance of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month, using the form “Meldungen SI-Forderungen und/oder SI-Verpflichtungen.”

BELGIUM
Terms and Conditions
Timeframe to Accept Option. If Participant wishes to accept the Option, Participant must do so within 60 days after the date the Agreement and other grant materials related to the Option are published on Fidelity's website and made available to Participant (the “Offer Date”). The Company will separately communicate the specific Offer Date and acceptance deadline to Participant. Failure to accept the Option within 60 days of the Offer Date will result in cancellation of the Option. If Participant takes no action with respect to the Option within 60 days of the Offer Date, Participant will be deemed to have rejected the Option.
Furthermore, Participant will not be permitted to enter into an undertaking not to exercise or transfer the Option before the end of the third full calendar following the year in which the Offer Date occurs.
Notifications
Foreign Asset/Account Reporting Information. Belgian residents are required to report any security (e.g., Shares acquired under the Plan) or bank account held outside of Belgium on their annual tax return. In a separate report, they will be required to provide the National Bank of Belgium with certain details regarding such foreign accounts (including the account number, bank name and country in which the account was opened). The forms to complete the report are available on the National Bank of Belgium website.
Stock Exchange Tax Information. A stock exchange tax applies to transactions executed by a Belgian resident through a non-Belgian financial intermediary, such as a U.S. broker. The stock exchange tax may apply when Shares acquired under the Plan are sold. Belgian residents should consult with a personal tax or financial advisor for additional details on their obligations with respect to the stock exchange tax.
Annual Securities Account Tax Information. A “securities account tax” imposes an annual tax on the value of qualifying securities held in a Belgian or foreign securities account. The tax will not apply unless the total value of securities Participant holds in such an account exceeds a certain threshold on four reference dates within the relevant reporting period (i.e., December 31, March 31, June 30 and September 30). Different payment obligations may apply, depending on whether the securities account is held with a Belgian or foreign financial institution. Participant should consult his or her personal tax advisor for more information regarding his or her annual securities accounts tax payment obligations.
BRAZIL
Terms and Conditions
Compliance with Law. By accepting the Option, Participant acknowledges and agrees to comply with applicable Brazilian laws and to pay any and all applicable Tax-Related Items associated with the exercise of the Option, the receipt of any dividends, and the sale of the Shares acquired under the Plan.
Labor Law Acknowledgment. By accepting and/or exercising the Option, Participant agrees that Participant is (i) making an investment decision, and (ii) the value of the underlying Shares is not fixed and may increase or decrease in value without compensation.
Notifications
Exchange Control Information. If Participant is a Brazilian resident, Participant must submit an annual or quarterly declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights exceeds certain thresholds. Assets and rights that must be reported include Shares acquired under the Plan and may include Options granted under the Plan.
Tax on Financial Transaction (IOF). Payments to foreign countries (including the payment of the exercise price) and repatriation of funds into Brazil and the conversion between BRL and USD associated with such fund transfers may be subject to the Tax on Financial Transactions. It is Participant's responsibility to comply with any applicable Tax on Financial Transactions arising from Participant's participation in the Plan. Participant should consult with his or her personal tax advisor for additional details.
CANADA
Terms and Conditions
Termination of Employment. The following provision replaces Subsection 3.1(l) of the Agreement.
(l)    for purposes of the Option, Termination of Service will be deemed to have occurred as of the date (the “Termination Date”) that is the earliest of: (i) the date of Participant’s Termination of Service, (ii) the date Participant receives notice of Participant's Termination of Service, or (iii) the date Participant is no longer actively providing services to the Company or any of its Subsidiaries (in all cases regardless of the reason for such termination and whether or not later found to be invalid or in breach of Applicable Laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any). Unless otherwise expressly provided in this Agreement or determined by the Administrator, Participant’s right to vest in the Option, if any, will terminate as of the Termination Date and the period (if any) during which Participant may exercise the Option after a Termination of Service will commence on the Termination Date. The Termination Date will not be extended by any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under local law. The Administrator shall have the exclusive discretion to determine when the Termination Date occurs for purposes of the Option (including whether Participant may still be considered to be providing services while on a leave of absence). Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires entitlement to vesting during a statutory notice period, Participant acknowledges that his or her right to vest in the Option under the Plan, if any, will terminate effective as of the last day of his or her minimum statutory notice period, but Participant will not earn or be entitled to pro-rated vesting if the Vesting Date falls after the end of his or her statutory notice period nor will Participant be entitled to any compensation for lost vesting.
Non-Qualified Securities. All or a portion of the Shares subject to the Option may be “non-qualified securities” within the meaning of the Income Tax Act (Canada). The Company will provide Participant with additional information and/or appropriate notification regarding the characterization of the Option for Canadian income tax purposes as may be required by the Income Tax Act (Canada) and regulations thereunder.
Data Privacy. This provision supplements the Data Privacy Provisions Applicable To Participants Outside the United States and the EEA+ set forth above:
If Participant is a resident of Quebec, Participant authorizes the Company and the Company's representatives to discuss with and obtain all relevant information from all personnel (professional or not), involved in the administration and operation of the Plan. Participant further authorizes the Company and the Employer to disclose and discuss Participant's participation in the Plan with their advisors. Participant also authorizes the Company and the Employer to record such information and to keep such information in Participant's employee file. Participant acknowledges that Participant's personal information, including any sensitive personal information, may be transferred or disclosed outside the province of Quebec, including to the U.S. If applicable, Participant also acknowledges that the Company, the Employer, any other Subsidiary and Fidelity may use technology for profiling purposes and to make automated decisions that may have an impact on Participant or the administration of the Plan.

Form of Payment. This provision supplements Sections 2.3 and 2.4 of the Agreement:
Notwithstanding any discretion in the Plan, if Participant is a resident of Canada, Participant is prohibited from paying the exercise price or any Tax-Related Items by the method set forth in Section 2.3(c) or (d) or Section 2.4(c) of the Agreement.
Exercise of Option. Section 2.2(b) of the Agreement and Section 5.4(b) of the Plan shall not apply to Participants resident in Canada, unless otherwise determined by the Administrator. Instead, provided Participant otherwise meets the requirements of Section 5.4(b) of the Plan, the vested and exercisable portion of an Option that remains outstanding immediately prior to the expiration of its full term (or any limited post-termination exercisability window that applies upon Participant's death) shall be paid to Participant (or the Designated Beneficiary, as applicable) in cash in an amount determined by multiplying (a) the amount (if any) by which the Fair Market Value per Share on the date of exercise of the Option exceeds the exercise price per Share of the Option, by (b) the number of Shares with respect to which the Option is exercised.
Notifications
Securities Law Information. Participant is permitted to sell Shares acquired pursuant to the Plan through the designated broker appointed under the Plan, if any, provided the sale of the Shares acquired pursuant to the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed (i.e., the New York Stock Exchange).
Foreign Asset/Account Reporting Information. Canadian residents are required to report their foreign specified property on form T1135 (Foreign Income Verification Statement) if the total cost of the foreign specified property exceeds a certain threshold at any time in the year. Foreign specified property includes Shares acquired under the Plan and may include the Option. The Option must be reported -- generally at nil cost -- if the cost threshold is exceeded because of other foreign property Participant holds. If Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB ordinarily would equal the fair market value of the Shares at the time of acquisition, but if Participant owns other Shares, this ACB may have to be averaged with the ACB of the other shares. The form T1135 generally must be filed by April 30 of the following year. Participant should consult with his or her personal advisor to ensure compliance with the applicable reporting requirements.
CHILE
Terms and Conditions
Labor Law Acknowledgment. The Option and any Shares acquired under the Plan, and the income and value of same, shall not be considered as part of Participant's remuneration for purposes of determining the calculation base of future indemnities, whether statutory or contractual, for years of service (severance) or in lieu of prior notice, pursuant to Article 172 of the Chilean Labor Code.
Notifications
Securities Law Information. This offer of the Option constitutes a private offering of securities in Chile effective as of the Grant Date. This offer of the Option is made subject to general ruling n° 336 of the Chilean Commission for the Financial Market (“CMF”). The offer refers to securities not registered at the securities registry or at the foreign securities registry of the CMF, and, therefore, such securities are not subject to oversight of the CMF. Given that the Option and the underlying Shares are not registered in Chile, the Company is not required to provide public information about the Option or the Shares in Chile. Unless the Option and/or the Shares are registered with the CMF, a public offering of such securities cannot be made in Chile.
Esta oferta de las Opciones constituye una oferta privada en Chile y se inicia en la Fecha de la Oferta. Esta oferta de las Opciones se acoge a las disposiciones de la Norma de Carácter General N° 336 de la Comisión para el Mercado Financiero de Chile (“CMF”). Esta oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de ésta. Por tratarse las Opciones de valores no registrados en Chile, no existe obligación por parte de la Compañía de entregar en Chile información pública respecto de las Opciones o sus Acciones. Estos valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.
Exchange Control Information. Exchange control regulations will apply if Participant remits more than a certain amount upon exercise of the Option or if Participant’s aggregate investments abroad exceed a certain maximum amount.
Please note that exchange control regulations in Chile are subject to change. Participant should consult with his or her personal legal advisor regarding any exchange control obligations that Participant may have prior to exercising the Option or receiving proceeds from the sale of Shares acquired under the Plan.
Tax Reporting and Registration Information. The Chilean Internal Revenue Service (the “CIRS”) requires all taxpayers to provide information annually regarding (i) the results of investments held abroad and (ii) any taxes paid abroad which the taxpayers will use as a credit against Chilean income tax. The sworn statements disclosing this information (or Formularios) must be submitted electronically through the CIRS website, www.ssii.cl, using Form 1929, which is due on June 30 each year.
Registration of the purchase of Shares with the CIRS will also provide evidence of the acquisition price of the Shares, which Participant will need when the Shares are sold. It may also be possible for Participant to provide other evidence in the form of the Agreement or a report of the exercise price and the number of Shares purchased and sold; however, neither the Company nor Fidelity is under any obligation to provide Participant with such a report. Participant should consult with his or her personal legal and tax advisors regarding how to register with the CIRS (if desired).
CHINA
The following provisions apply only if Participant is subject to exchange control restrictions imposed by the State Administration of Foreign Exchange (“SAFE”), as determined by the Company in its sole discretion:
Terms and Conditions
Forfeiture Upon Termination of Employment. Notwithstanding anything to the contrary in this Agreement, and to the extent not earlier exercised, forfeited, expired, canceled or otherwise extinguished, the Option shall be forfeited on the date that is six (6) months from the date of Termination of Service (for any reason, including [Retirement][Qualifying Termination]), or on any earlier date after Termination of Service as may be required under SAFE regulations or rules, and thereafter, Participant shall have no entitlement to the underlying Shares.
Immediate Sale of Shares Upon Termination of Employment. Participant understands and agrees that upon Participant's Termination of Service, including by reason of [Retirement][Qualifying Termination], death, or Disability, Participant is required to and will promptly sell any Shares acquired upon the exercise of the Option. Any Shares not sold at Participant's direction within a reasonable period of time following Participant's Termination of Service, as determined by the Company in its sole discretion, will be sold on Participant's behalf pursuant to this authorization without further consent. In this case, the Company will be under no obligation to arrange for such sale at any particular price.
Responsibility for Taxes. Notwithstanding Section 2.4(c) of the Agreement, if Participant fails to provide timely payment to satisfy any withholding obligation for Tax-Related Items, such failure shall be viewed as Participant's express authorization (without further action on Participant's part) for the Company and/or the Employer to satisfy all or any portion of the withholding obligation for Tax-Related Items pursuant to Section 2.4(b)(ii) of the Agreement or, if such withholding method is deemed to be not in accordance with Applicable Laws, pursuant to 2.4(b)(v) of the Agreement.
Repatriation of Sale Proceeds and Dividends. Any Shares that Participant acquires at exercise of the Option (less amounts required to be withheld to satisfy Tax-Related Items) will be credited to Participant's account in Participant trust or other account established under the Plan. Participant understands that these Shares must remain in such Participant trust or other account until such time as Participant decides or is required to sell them. Participant understands and agrees that, due to exchange control laws in China, Participant will be required to immediately repatriate to the Approved Account described below the proceeds from the sale of Shares that Participant acquires upon exercise of the Option. Participant also understands and agrees that this repatriation requirement also applies to any dividends that are paid on such Shares, which must be repatriated to China at the time and in the manner established by the Company. Participant further agrees that such proceeds and dividends must be transferred directly from Participant trust or other account established under the Plan to the dedicated foreign exchange account established by the Company or a Subsidiary in China and approved by SAFE or its local counterpart under applicable exchange control rules (the “Approved Account”) before such proceeds and dividends can be remitted to Participant. Participant further agrees not to instruct or cause the Administrator to transfer such cash proceeds and dividends to any person, broker or entity other than the Approved Account. Participant further agrees to cooperate with and comply with any other requests made by the Company, the Employer or the Administrator in the future in order to facilitate compliance with the exchange control requirements in China. Participant undertakes to reimburse the Company and its Subsidiaries for any penalties or other charges that they may incur resulting from any failure by Participant to ensure compliance with the requirements set forth in this paragraph. Participant understands that, due to exchange control requirements in China, the funds held on Participant's behalf in the Approved Account may be converted from U.S. dollars into local currency only once per calendar quarter, and that these funds may not be remitted to Participant until this conversion occurs. Finally, Participant understands and agrees that neither the Company nor the Employer assume any liability for any fluctuations in the U.S. dollar exchange rate between the time that Participant acquires Shares upon the exercise of the Option, the time that dividends are received with respect to such Shares, or the time Participant sells Shares acquired under the Plan, either through a voluntary sale or a mandatory sale arranged by the Company, and the time Participant receives the cash proceeds in China through the Approved Account.
Additional Restrictions. The Option will not vest and may not be exercised unless the Company determines that such vesting and exercise of the Option complies with all relevant provisions of law. Further, the Company is under no obligation to allow vesting or exercise of the Option if the Company’s SAFE approval becomes invalid or ceases to be in effect by the time Participant vests in the Option.
COLOMBIA
Terms and Conditions
Labor Law Acknowledgment. Participant acknowledges that pursuant to Article 128 of the Colombian Labor Code, the Plan and related benefits do not constitute a component of “salary” for any legal purpose.
Notifications
Securities Law Information. The Shares subject to the Option are not and will not be registered in the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the Shares may not be offered to the public in Colombia. Nothing in this document should be construed as the making of a public offer of securities in Colombia.
Exchange Control Information. Participant is responsible for complying with any and all Colombian foreign exchange restrictions, approvals and reporting requirements in connection with the Option and any Shares acquired or funds remitted out of or into Colombia in connection with the Plan. This may include reporting obligations to the Central Bank (Banco de la República). If applicable, Participant will be required to register Participant’s investment in Shares with the Central Bank, regardless of the value of Participant’s investment. Participant should consult with Participant’s personal legal advisor regarding any obligations in connection with this reporting requirement.
Foreign Asset / Account Reporting Information. Participant may be required to file an annual information return detailing any assets held abroad to the Colombian Tax Office. If the individual value of these assets exceeds a certain threshold, Participant must identify and characterize each asset, specify the jurisdiction in which it is located and provide its value.
COSTA RICA
There are no country-specific terms and conditions.
CROATIA
Terms and Conditions
Cash Settlement. The Company reserves the right to restrict Participant from acquiring Shares at exercise of the Option. Instead, the Company reserves the right to require the Employer to make a payment to Participant in cash or its equivalent of an amount determined by multiplying (a) the amount (if any) by which the Fair Market Value per Share on the date of exercise of the Option exceeds the exercise price per Share of the Option, by (b) the number of Shares with respect to which the Option is exercised. Any references to the issuance of Shares in any documents related to the Option shall not be applicable in these circumstances.
In addition, in these circumstances, Section 2.2(b) of the Agreement and Section 5.4(b) of the Plan shall not apply. Instead, the vested and exercisable portion of an Option that remains outstanding immediately prior to the expiration of its full term shall (or any limited post-termination exercisability window that applies upon Participant's death) be paid to Participant (or the Designated Beneficiary, as applicable) in cash as described in this provision, provided Participant otherwise meets the requirements of Section 5.4(b) of the Plan.
CZECH REPUBLIC
Notifications
Exchange Control Information. The Czech National Bank (“CNB”) may require Participant to fulfill certain notification duties in relation to the acquisition of Shares and the opening and maintenance of a foreign account. Even in the absence of a request from the CNB Participant may need to report foreign direct investments with a value exceeding a certain aggregate amount and/or other foreign financial assets with a value in excess of a certain maximum. However, because exchange control regulations change frequently and without notice, Participant should consult with his or her personal legal advisor prior to the exercise of the Option and the sale of Shares to ensure compliance with current regulations. It is Participant’s responsibility to comply with any applicable Czech exchange control laws.
DENMARK
Terms and Conditions
Danish Stock Option Act. By accepting the Option, Participant acknowledges that he or she has received an Employer Statement translated into Danish, which is being provided to comply with the Danish Stock Option Act, as amended as of January 1, 2019 (the “Act”).
In accepting the Option, Participant acknowledges the Act has been amended as of January 1, 2019. Accordingly, Participant is advised and agrees that the provisions governing the Option in case of Participant's Termination of Service under the Agreement and the Plan will apply for any grant of options made on or after January 1, 2019. The relevant provisions are detailed in the Agreement, the Plan and the Employer Statement.
Notifications
Foreign Asset/Account Reporting Information. If Participant establishes an account holding Shares or an account holding cash outside Denmark, he or she must report the account to the Danish Tax Administration as part of his or her annual tax return under the section related to foreign affairs and income. Participant should consult with his or her personal legal advisor to ensure compliance with the applicable requirements.
DOMINICAN REPUBLIC
There are no country-specific terms and conditions.
ECUADOR
Notifications
Foreign Asset/Account Reporting Information. Individuals who are resident or domiciled in Ecuador are generally required to file an annual Net Worth Declaration with the Internal Revenue Service of Ecuador if the aggregate value of assets held by such individuals exceeds certain thresholds. Assets included in this annual declaration include Shares acquired under the Plan. In addition, Ecuadorian resident individuals are required to report on an annual basis, all monetary assets held in foreign financial entities in excess of a certain threshold. Participant should consult his or her legal or tax advisor to ensure compliance with all applicable reporting obligations.
EL SALVADOR
There are no country-specific terms and conditions.
FINLAND
There are no country-specific terms and conditions.
FRANCE
Terms and Conditions
Consent to Receive Information in English. By accepting the Agreement providing for the terms and conditions of Participant’s grant, Participant confirms having read and understood the documents relating to this grant (the Plan and this Agreement) which were provided in English language. Participant accepts the terms of those documents accordingly.
En acceptant le Contrat d’Attribution décrivant les termes et conditions de l’attribution, le participant confirme ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan U.S. et ce Contrat d’Attribution) qui ont été communiqués en langue anglaise. Le participant accepte les termes en connaissance de cause.
The following provisions apply only if Participant is eligible to be granted a French-Qualified Option under the French Sub-Plan (defined below). If Participant is ineligible to be granted a French-Qualified Option under the French Sub-Plan, the Option will not qualify for the special French tax and social security treatment under Sections L. 225-177 to L. 225-186 and Sections L. 22-10-56 to L. 22-10-58 of the French Commercial Code, as amended.
Type of Grant. The Option is granted as a French-Qualified Option and is intended to qualify for the special tax and social security treatment in France under Sections L. 225-177 to L. 225-186 and Sections L. 22-10-56 to L. 22-10-58 of the French Commercial Code, as amended. The

French-Qualified Option is granted subject to the terms and conditions of the French Sub-Plan to the Plan (the “French Sub-Plan”).
Certain events may affect the status of the Option as a French-Qualified Option or the underlying Shares, and the French-Qualified Option or the underlying Shares may be disqualified in the future. The Company does not make any undertaking or representation to maintain the qualified status of the French-Qualified Option or of the underlying Shares.
Capitalized terms not defined herein, in the Agreement or the Plan shall have the meanings ascribed to them in the French Sub-Plan.
Holding Periods for Managing Corporate Officers. If on the Date of Grant the French Participant qualifies as a managing corporate officer under French law (“mandataires sociaux”) or any similar official capacity of the Company or a Subsidiary, the French Participant may not sell 20% of the Shares acquired upon exercise of the French-Qualified Option until the termination of such official capacity, as long as this restriction is applicable to French-Qualified Options.
No Transfer of French-Qualified Option. The French-Qualified Option may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner during a French Participant's lifetime and upon death only in accordance with Section 7 of the French Sub-Plan, and only to the extent required by Applicable Laws (including the provisions of Sections L. 225-177 to L. 225-186 and Sections L. 22-10-56 to L. 22-10-58 of the French Commercial Code, as amended).
Term of the Option. Notwithstanding anything in the Plan or Agreement, the French-Qualified Option will expire nine years and six months from the Date of Grant, unless sooner terminated, forfeited, or canceled in accordance with the provisions of the Plan or Agreement.
Termination of Service Due to Death. Notwithstanding anything in the Plan or Agreement, in the event of Participant’s Termination of Service due to death prior to the satisfaction of the vesting conditions set forth in the Vesting Schedule of the Agreement, any portion of the French-Qualified Option that has not vested as of such date will immediately vest and Participant’s rights under the French-Qualified Option may be exercised by Participant’s legal heirs within six months of the date of death. If Participant’s heirs do not exercise the unexercised portion of the French-Qualified Option within six months of the date of death, the unexercised portion of the French-Qualified Option will terminate and be forfeited.
Notifications
Foreign Asset/Account Reporting Information. If Participant is a French resident and holds Shares outside of France or maintains a foreign bank account, Participant is required to report such to the French tax authorities when filing Participant’s tax return.
GERMANY
Notifications
Exchange Control Information. Cross-border payments in excess of a certain threshold must be reported monthly to the German Federal Bank (Bundesbank) by accessing the electronic General Statistics Reporting Portal (“Allgemeine Meldeportal Statistik”) via the Bundesbank’s website (www.bundesbank.de), or by such other method and within such other time as permitted or required by the Bundesbank. In addition, Participant may be required to report the acquisition or sale of Shares if the value of the Shares acquired or sold exceeds a certain threshold. It is Participant's responsibility to comply with this reporting obligation and Participant should consult with his or her personal legal advisor in this regard.
Foreign Asset/Account Reporting Information. If Participant’s acquisition of Shares under the Plan leads to a “qualified participation” at any point during the calendar year, he or she will need to report the acquisition when he or she files his or her tax return for the relevant year. A qualified participation is attained only if (i) the value of the Shares acquired exceeds a certain threshold and Participant owns 1% or more of the Company, or (ii) Participant holds Shares exceeding 10% of the total Stock.
GREECE
There are no country-specific terms and conditions.
GUATEMALA
There are no country-specific terms and conditions.
HONG KONG
Terms and Conditions
Sale of Shares. In the event the Option vests within six months of the Grant Date, Participant agrees not to sell any Shares acquired upon exercise of the Option prior to the six-month anniversary of the Grant Date.
Securities Law Information. WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. Participant should exercise caution in relation to the offer. If Participant is in doubt about any of the contents of this Agreement, or the Plan, Participant should obtain independent professional advice. Neither the Option nor the Shares acquired upon exercise of the Option constitute a public offering of securities under Hong Kong law and are available only to Employees. The Agreement, the Plan and other incidental materials (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under applicable securities legislation in Hong Kong and (ii) are intended only for the personal use of each eligible Employee and may not be distributed to any other person.
HUNGARY
There are no country-specific terms and conditions.
INDIA
Terms and Conditions
Cash Settlement. The Company reserves the right to restrict Participant from acquiring Shares at exercise of the Option. Instead, the Company reserves the right to require the Employer to make a payment to Participant in cash or its equivalent of an amount determined by multiplying (a) the amount (if any) by which the Fair Market Value per Share on the date of exercise of the Option exceeds the exercise price per Share of the Option, by (b) the number of Shares with respect to which the Option is exercised. Any references to the issuance of Shares in any documents related to the Option shall not be applicable in these circumstances.
Exercise of Option. Section 2.2(b) of the Agreement and Section 5.4(b) of the Plan shall not apply to Participants resident in India, unless otherwise determined by the Administrator. Instead, provided Participant otherwise meets the requirements of Section 5.4(b) of the Plan, the vested and exercisable portion of an Option that remains outstanding immediately prior to the expiration of its full term (or any limited post-termination exercisability window that applies upon Participant's death) shall be paid to Participant (or the Designated Beneficiary, as applicable) in cash in an amount determined by multiplying (a) the amount (if any) by which the Fair Market Value per Share on the date of exercise of the Option exceeds the exercise price per Share of the Option, by (b) the number of Shares with respect to which the Option is exercised.

Notifications
Exchange Control Information. Due to Indian exchange control restrictions, if Participant is permitted to acquire Shares at exercise of the Option, Indian residents are required to repatriate the proceeds from the sale of Shares and any dividends paid on such Shares to India within such periods of time as required by applicable regulations. Participant should maintain any foreign inward remittance certificate received from the bank where the foreign currency is deposited following any repatriation of proceeds in the event that the Reserve Bank of India or the Employer requests proof of repatriation. It is Participant’s responsibility to comply with applicable exchange control laws in India.
Foreign Account/Asset Reporting Information. Indian residents are required to declare any foreign bank accounts and assets (including Shares acquired under the Plan) on their annual tax returns. Participant should consult with his or her personal tax advisor to determine Participant’s reporting requirements.
INDONESIA
Terms and Conditions
Language Consent and Notification. A translation of the documents relating to this grant (i.e., the Plan and the Agreement) into Bahasa Indonesia can be provided to Participant upon request to Participant’s local human resources representative. By accepting and/or exercising the Option, Participant (i) confirms having read and understood the documents relating to this grant (i.e., the Plan and the Agreement) which were provided in the English language, (ii) accepts the terms of those documents accordingly, and (iii) agrees not to challenge the validity of this document based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation.
Persetujuan dan Pemberitahuan Bahasa. Terjemahan dari dokumen-dokumen terkait dengan pemberian ini (yaitu, Program dan Perjanjian) ke Bahasa Indonesia dapat disediakan bagi Peserta berdasarkan permintaan kepada perwakilan sumber daya manusia lokal Peserta. Dengan menerima pemberian Option, Peserta (i) mengkonfirmasi bahwa dirinya telah membaca dan mengerti dokumen-dokumen yang terkait dengan pemberian ini (yaitu, Program dan Perjanjian) yang disediakan dalam Bahasa Inggris, (ii) menerima syarat-syarat dari dokumen-dokumen tersebut, dan (iii) setuju untuk tidak mengajukan keberatan atas keberlakuan dokumen ini berdasarkan Undang-Undang No. 24 Tahun 2009 tentang Bendera, Bahasa, dan Lambang Negara, Serta Lagu Kebangsaan atau Peraturan Presiden pelaksananya.
Notifications
Exchange Control Information. If Participant remits funds into or out of Indonesia, the Indonesian bank through which the transaction is made will submit a report on the transaction to the Bank of Indonesia for statistical reporting purposes. For transactions of exceeding a certain threshold, a description of the transaction must be included in the report. Although the bank through which the transaction is made is required to make the report, Participant must complete a “Transfer Report Form.” The Transfer Report Form will be provided to Participant by the bank through which the transaction is to be made.
Foreign Asset/Account Reporting Information. Indonesian residents are required to report worldwide assets (including foreign accounts and Shares acquired under the Plan) in their annual individual income tax return.
IRELAND
There are no country-specific terms and conditions.

ISRAEL
Terms and Conditions
The following provisions apply to Participants who are or are deemed to be residents of the State of Israel for tax purposes or are otherwise subject to taxation in Israel with respect to the Option on the Grant Date.
Capitalized terms used but not defined in these provisions or the Plan or the Agreement shall have the meanings ascribed to them in the Israeli Sub-Plan to the Plan (the “Israeli Sub-Plan”).
Trust Arrangement. The Option is offered to Participant subject to, and in accordance with, the terms of the Plan, the Israeli Sub-Plan, this Agreement and the Trust Agreement.
The Option is intended to be a 102 Capital Gains Track Grant and qualify for 102 Capital Gains Track tax treatment. Certain events may affect the status of the Option and the Shares subject to the Option as qualified under Section 102 and the Option and the Shares subject to the Option may be disqualified in the future. The Company does not make any undertaking or representation to maintain the 102 Capital Gains Track status of the Option and the Shares subject to the Option.
Participant agrees that, upon request of the Company or the Employer, he or she will execute the 102 Capital Gains Track Grant acceptance prescribed by the Company or the Trustee, according to the procedures and timeline set forth by the Company and the Trustee (which may include executing this Agreement in writing). If Participant does not comply with any such request, the qualified status of the Option and the Shares under Section 102 may not apply.
Nature of Grant. The following provision supplements Section 3.1 (Nature of Grant) of the Agreement:
By accepting the Option, Participant (a) acknowledges receipt of and represents that he or she has read and is familiar with the Plan, the Israeli Sub-Plan, and this Agreement; (b) accepts the Option subject to all of the terms and conditions of Plan, the Israeli Sub-Plan, and this Agreement; and (c) agrees that the Option, the Shares and any rights issued pursuant to the Option and the Shares (other than cash dividends) will be issued to and deposited with the Trustee and shall be held in trust for Participant’s benefit for the Required Holding Period and as otherwise required by the ITO, the Rules and any ruling or approval of the ITA pursuant to the terms of the ITO, the Rules and the Trust Agreement.
Furthermore, by accepting the Option, Participant confirms that he or she is familiar with the terms and provisions of Section 102, particularly the 102 Capital Gains Track described in subsection (b)(2) and (b)(3) thereof, and agrees that he or she will not require the Trustee to release the Option or the Shares to Participant, or to sell the Option or the Shares to a third party, during the Required Holding Period, unless permitted to do so by the Company and the ITO or the Rules.
The Company may in its sole discretion replace the Trustee from time to time and instruct the transfer of all Option and Shares held or administered by such Trustee at such time to its successor and the provisions of this Agreement shall apply to the new Trustee.
Responsibility for Taxes. The following provision supplements Section 2.4 of the Agreement:
In the event the Option is exercised and Shares are to be issued to Participant after the expiration of the Required Holding Period, the Shares issued upon exercise shall either be (a) issued to and deposited with the Trustee to be held in trust for Participant's benefit, or (b) transferred to Participant directly upon Participant's request, provided that Participant first complies with his or her obligations with respect to Tax-Related Items. In the event that Participant elects to have the Shares transferred to him or her without selling such Shares, Participant shall become liable to pay taxes immediately in accordance with the provisions of the ITO and Section 2.4 of the Agreement, as supplemented by this provision.
The following provisions apply to Participants who permanently transfer to Israel after the Grant Date who do not hold 102 Capital Gains Track Grants.
Exercise Procedure; Responsibility for Taxes. This provision supplements Section 2.2 (Exercise) and 2.4 (Responsibility for Taxes) of the Agreement:
To facilitate compliance with tax withholding obligations in Israel, the Company reserves the right to require Participant to exercise the Option by means of a “cashless-sell-all” method of exercise, whereby Participant delivers irrevocable and unconditional instructions to Fidelity, or such other stock plan service provider as may be selected by the Company in the future (the “Designated Broker”) to sell all Shares subject to the Option and deliver promptly to the Company an amount sufficient to pay the exercise price and any Tax-Related Items.
Alternatively, the Company reserves the right to (a) require Participant to sell all Shares issued under this Agreement upon Participant’s Termination of Service, or (b) maintain the Shares issued under this Agreement in an account with the Designated Broker, until the Shares are sold. By accepting this Agreement, Participant authorizes the Company to instruct the Designated Broker, to assist with the mandatory sale of such Shares (on Participant’s behalf pursuant to this authorization) and Participant expressly authorizes the Designated Broker to complete the sale of such Shares. Participant agrees to sign any forms and/or consents required by the Company or the Designated Broker to effectuate the sale of the Shares. Participant acknowledges that the Designated Broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the cash proceeds from the sale of the Shares, less any brokerage fees or commissions and any Tax-Related Items, will be delivered to Participant.
Notifications
Securities Law Information. This grant does not constitute a public offering under the Securities Law, 1968.
ITALY
Terms and Conditions
Plan Document Acknowledgment. By accepting the grant of the Option, Participant acknowledges that he or she has received a copy of the Plan and the Agreement and has reviewed the Plan and the Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Agreement. Participant further acknowledges that he or she has read and expressly approve the following sections of the Agreement: “Termination of Option”; “Responsibility for Taxes”; “Nature of Grant”; “Governing Law and Venue;” and the Data Privacy Notice and Declaration of Consent available to Participants online through the Company’s Fidelity platform.
Notifications
Foreign Asset/Account Reporting Information. Italian residents who, at any time during the fiscal year, hold foreign financial assets (such as cash, Shares or Options) which may generate income taxable in Italy are required to report such assets on their annual tax returns or on a special form if no tax return is due. The same reporting duties apply to Italian residents who are beneficial owners of the foreign financial assets pursuant to Italian money laundering provisions, even if they do not directly hold the foreign asset abroad. Participant should consult a personal legal advisor to ensure compliance with applicable reporting requirements.
Foreign Asset Tax Information. The value of the financial assets held outside of Italy (including Shares) by Italian residents is subject to a foreign asset tax. The taxable amount will be the fair market value of the financial assets (e.g., Shares acquired under the Plan) assessed at the end of the calendar year.
JAPAN
Notifications
Exchange Control Information. If Participant acquires Shares valued at more than a certain threshold in a single transaction, Participant must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the acquisition of the Shares.
In addition, if Participant pays more than a certain amount in a single transaction for the acquisition of Shares when exercising the Option, Participant must file a Payment Report with the Ministry of Finance through the Bank of Japan within 20 days of the date that the payment is made. The precise reporting requirements vary depending on whether or not the relevant payment is made through a bank in Japan.
Please note that a Payment Report is required independently from a Securities Acquisition Report; therefore, Participant must file both a Payment Report and a Securities Acquisition Report if the total amount that Participant pays in a single transaction for exercising the Option and purchasing Shares exceeds certain thresholds.
Foreign Asset/Account Reporting Information. Japanese residents are required to report details of any assets held outside of Japan as of December 31, including Shares acquired under the Plan, to the extent such assets have a total net fair market value exceeding a certain threshold. Such report will be due by March 15 each year. Participant is responsible for complying with this reporting obligation if applicable to Participant and Participant should consult Participant’s personal tax advisor in this regard.
KOREA
Notifications
Foreign Asset/Account Reporting Information. Korean residents must declare all foreign financial accounts (i.e., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts if the monthly balance of such accounts exceeds a certain threshold on any month-end during a calendar year. Participant should consult with his or her personal tax advisor to determine his or her personal reporting obligations.
LATVIA
There are no country-specific terms and conditions.
MALAYSIA
Terms and Conditions
The following provision replaces the Data Privacy Provisions Applicable To Participants Outside the United States and the EEA+ set forth above:
Data Privacy. Participant hereby explicitly, voluntarily and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant's personal data as described in this Agreement and any other Option grant materials by and among, as applicable, the Company and the Employer for the purpose of implementing, administering and managing the Plan.
Participant may have previously provided the Company and Participant’s Employer, and the same may hold certain personal information about Participant, including, but not limited to, name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, the fact and condition of Participant's participation in the Plan, details of all awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant's favor (“Data”), for the purpose of implementing, administering and managing the Plan.
Participant also authorizes any transfer of Data to Fidelity, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant acknowledges that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant's country, which may not provide the same level of protection to Data. Participant understands that if Participant resides outside the United States, Participant may request a list with the names and addresses of any potential recipients of the Data by contacting Participant's local human resources representative. Participant authorizes the Company, Fidelity and any other possible recipients which may assist the Company (presently or in the future) with the implementation, administration and management of the Plan, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Plan. Participant understands that if Participant resides outside the United States, Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting HR Help in writing at hrhelpapac@mmm.com. Further, Participant understands that Participant is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke Participant's consent, Participant's service and career with the Employer will not be affected; the only consequence of refusing or withdrawing Participant's consent is that the Company would not be able to grant options or other equity awards to Participant or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing Participant's consent may affect Participant's ability to participate in the Plan. For more information on the consequences of Participant's refusal to consent or withdrawal of consent, Participant understands that Participant may contact Participant's local human resources representative.
Bahasa Malaysia Translation
Anda dengan ini secara eksplicit, secara sukarela dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi anda seperti yang dinyatakan dalam Perjanijiandan apa-apa Perjanjian Opsyen Saham dan bahan geran yang lain oleh dan di antara, sebagaimana yang berkenaan, Syarikat dan Majikan anda untuk tujuan membantu dalam pelaksanaan, pentadbiran dan pengurusan Pelan tersebut.
Sebelum ini, anda mungkin telah membekalkan Syarikat dan Majikan anda yang mungkin memegang, maklumat peribadi tertentu tentang anda, termasuk, tetapi tidak terhad kepada, namanya , alamat rumah dan nombor telefon, alamat emel, tarikh lahir, insurans sosial, nombor pasport atau pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa syer dalam saham atau jawatan pengarah yang dipegang dalam Syarikat, fakta dan syarat-syarat penyertaan anda dalam Pelan, butir-butir semua Anugerah atau apa-apa hak lain untuk syer dalam saham yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun yang belum dijelaskan bagi faedah anda, untuk tujuan melaksanakan, mentadbir dan menguruskan Pelan tersebut (“Data”).
Anda juga memberi kuasa untuk membuat apa-apa pemindahan Data kepada Fidelity, atau pembekal perkhidmatan pelan saham lain yang dipilih oleh Syarikat pada masa depan untuk membantu Syarikat dalam pelaksanaan, pentadbiran dan pengurusan Pelan. Anda mengakui bahawa penerima-penerima Data ini mungkin berada di Amerika Syarikat atau di tempat lain, dan bahawa negara penerima (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza daripada negara anda, yang mungkin tidak boleh memberi tahap perlindungan yang sama kepada Data. Anda fahami bahawa sekiranya anda menetap di luar Amerika Syarikat, anda boleh meminta senarai nama dan alamat mana-mana penerima Data dengan menghubungi wakil sumber manusia tempatan anda. Anda memberi kuasa kepada Syarikat, Fidelity dan mana-mana penerima lain yang mungkin membantu Syarikat (pada masa kini atau masa depan) untuk melaksanakan, mentadbir dan menguruskan Pelan, dan mana-mana penerima lain yang mungkin membantu Syarikat (pada masa kini atau masa depan) untuk melaksanakan, mentadbir dan menguruskan Pelan untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, dengan tujuan untuk melaksanakan, mentadbir dan menguruskan Pelan tersebut. Anda fahami bahawa Data akan dipegang hanya untuk tempoh yang diperlukan untuk melaksanakan, mentadbir dan menguruskan Pelan tersebut. Anda fahami bahawa sekiranya anda menetap di luar Amerika Syarikat, anda boleh, pada bila-bila masa, melihat data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi HR Help secara bertulis di hrhelpapac@mmm.com. Selanjutnya, anda memahami bahawa anda memberikan persetujuan di sini secara sukarela. Jika anda tidak bersetuju, atau jika anda kemudian membatalkan persetujuan anda, perkhidmatan dan kerjaya anda dengan Majikan anda tidak akan terjejas; satunya akibat jika anda tidak bersetuju atau menarik balik persetujuan anda adalah bahawa Syarikat tidak akan dapat memberikan Anugerah atau anugerah ekuiti lain kepada anda atau mentadbir atau mengekalkan anugerah tersebut. Oleh itu, anda fahami bahawa keengganan atau penarikan balik persetujuan anda boleh menjejaskan keupayaan anda untuk mengambil bahagian dalam Pelan tersebut. Untuk maklumat lanjut mengenai akibat keengganan anda untuk memberikan keizinan atau penarikan balik keizinan, anda fahami bahawa anda boleh menghubungi wakil sumber manusia tempatan anda.
Notifications
Director Notification Obligation. If Participant is a member of the board of directors of a Malaysian Subsidiary, Participant is subject to certain notification requirements under the Malaysian Companies Act 2016. Among these requirements is an obligation to notify the Malaysian Subsidiary in writing when Participant receives or disposes of an interest (e.g., Options or Shares) in the Company or any related company. This notification must be made within 14 days of receiving or disposing of any interest in the Company or any related company.
MEXICO
Terms and Conditions
Acknowledgment of the Agreement.  By participating in the Plan, Participant acknowledges that he or she has received a copy of the Plan, has reviewed the Plan in its entirety and fully understands and accepts all provisions of the Plan. Participants further acknowledges that he or she has read and expressly approves the terms and conditions set forth in the Nature of Grant paragraph of the Agreement, in which the following is clearly described and established: (i) Participant's participation in the Plan does not constitute an acquired right; (ii) the Plan and Participant's participation in the Plan are offered by the Company on a wholly discretionary basis; (iii) Participant's participation in the Plan is voluntary; and (iv) the Company and its Subsidiaries are not responsible for any decrease in the value of the Option granted and/or the Shares issued under the Plan.
Labor Law Policy and Acknowledgment.  By participating in the Plan, Participant expressly recognizes that 3M Company, with registered offices at 3M Center, St. Paul, Minnesota 55144, USA, is solely responsible for the administration of the Plan and that Participant's participation in the Plan and acquisition of Shares does not constitute an employment relationship between Participant and the Company since Participant is participating in the Plan on a wholly commercial basis.  Based on the foregoing, Participant expressly recognizes that the Plan and the benefits that Participant may derive from participation in the Plan do not establish any rights between Participant and the Company and do not form part of the employment conditions and/or benefits provided by the Company and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Participant's employment.
Participant further understands that Participant's participation in the Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue Participant's participation at any time without any liability to Participant.
Finally, Participant hereby declares that Participant does not reserve any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and Participant therefore grants a full and broad release to the Company, its Subsidiaries, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.
Términos y Condiciones
Reconocimiento del Contrato. Al participar en el Plan, usted reconoce que ha recibido una copia del Plan, que ha revisado el Plan en su totalidad, y que entiende y acepta en su totalidad, todas y cada una de las disposiciones del Plan. Asimismo reconoce que ha leído y aprueba expresamente los términos y condiciones señalados en el párrafo titulado Naturaleza de la Oferta en el Convenio, en lo que claramente se describe y establece lo siguiente: (i) su participación en el Plan no constituye un derecho adquirido; (ii) el Plan y su participación en el Plan son ofrecidos por la Compañía sobre una base completamente discrecional; (iii) su participación en el Plan es voluntaria; y (iv) la Compañía y sus Afiliadas no son responsables de ninguna por la disminución en el valor de la Opción ofrecida y/o las Acciones distribuidas bajo el Plan.
Política de Legislación Laboral y Reconocimiento. Al participar en el Plan, usted reconoce expresamente que 3M Company, con oficinas registradas en 3M Center, St. Paul, Minnesota 55144, Estados Unidos de América, es la única responsable por la administración del Plan, y que su participación en el Plan, así como la adquisición de las Acciones, no constituye una relación laboral entre usted y la Compañía, debido a que usted participa en el plan sobre una base completamente mercantil. Con base en lo anterior, usted reconoce expresamente que el Plan y los beneficios que pudiera obtener por su participación en el Plan, no establecen derecho alguno entre usted y la Compañía, y no forman parte de las condiciones y/o prestaciones laborales que la Compañía ofrece, y que las modificaciones al Plan o su terminación, no constituirán un cambio ni afectarán los términos y condiciones de su relación laboral.
Asimismo usted entiende que su participación en el Plan es el resultado de una decisión unilateral y discrecional de la Compañía; por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o suspender su participación en cualquier momento, sin que usted incurra en responsabilidad alguna.
Finalmente, usted declara que no se reserva acción o derecho alguno para interponer reclamación alguna en contra de la Compañía, por concepto de compensación o daños relacionados con cualquier disposición del Plan o de los beneficios derivados del Plan, y por lo tanto, usted libera total y ampliamente de toda responsabilidad a la Compañía, a sus Afiliadas, sucursales, oficinas de representación, sus accionistas, funcionarios, agentes o representantes legales, con respecto a cualquier reclamación que pudiera surgir.
Notifications
Securities Law Information. The Option grant, and any Shares acquired, under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Agreement and any other document relating to the Option may not be publicly distributed in Mexico. These materials are addressed to Participant because of his or her existing relationship with the Company and/or any Subsidiary, and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities, but rather constitutes a private placement of securities addressed specifically to individuals who are present Employees made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.
NETHERLANDS
There are no country-specific terms and conditions.
NEW ZEALAND
Notifications
Securities Law Information. Participant is being offered the Option which, if vested, will entitle Participant to acquire Shares in accordance with the terms of the Agreement and the Plan. The Shares, if issued, will give Participant a stake in the ownership of the Company. Participant may receive a return if dividends are paid.
If the Company runs into financial difficulties and is wound up, Participant will be paid only after all creditors and holders of preference shares (if any) have been paid. Participant may lose some or all of Participant's investment, if any.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share scheme. As a result, Participant may not be given all the information usually required. Participant will also have fewer other legal protections for this investment. Participant is advised to ask questions, read all documents carefully, and seek independent financial advice before committing.
The Shares are quoted on the New York Stock Exchange. This means that if Participant acquires Shares under the Plan, Participant may be able to sell the Shares on the New York Stock Exchange if there are interested buyers. Participant may get less than Participant invested. The price will depend on the demand for the Shares.
For information on risk factors impacting the Company’s business that may affect the value of the Shares, Participant should refer to the risk factors discussion on the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s “Investor Relations” website at http://investors.3m.com/.
NORWAY
There are no country-specific terms and conditions.
PAKISTAN
Terms and Conditions
Cash Settlement. The Company reserves the right to restrict Participant from acquiring Shares at exercise of the Option. Instead, the Company reserves the right to require the Employer to make a payment to Participant in cash or its equivalent of an amount determined by multiplying (a) the amount (if any) by which the Fair Market Value per Share on the date of exercise of the Option exceeds the exercise price per Share of the Option, by (b) the number of Shares with respect to which the Option is exercised. Any references to the issuance of Shares in any documents related to the Option shall not be applicable in these circumstances.

In addition, in these circumstances, Section 2.2(b) of the Agreement and Section 5.4(b) of the Plan shall not apply. Instead, the vested and exercisable portion of an Option that remains outstanding immediately prior to the expiration of its full term shall (or any limited post-termination exercisability window that applies upon Participant's death) be paid to Participant (or the Designated Beneficiary, as applicable) in cash as described in this provision, provided Participant otherwise meets the requirements of Section 5.4(b) of the Plan.
PANAMA
Notifications
Securities Law Information. The grant of the Option and the issuance of Shares at exercise are not subject to registration under Panamanian law as they are not intended for the public, but solely for Participant's benefit.
PERU
Terms and Conditions
Labor Law Acknowledgment. By accepting the Option, Participant acknowledges that the Option is being granted ex gratia with the purpose of rewarding Participant.
Notifications
Securities Law Information. The grant of the Option is considered a private offering in Peru; therefore, it is not subject to registration in Peru. For more information concerning the offer, please refer to the Plan, the Agreement and any other materials or documentation made available by the Company. For more information regarding the Company, please refer to the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available at www.sec.gov, as well as the Company’s “Investor Relations” website at http://investors.3m.com/.
POLAND
Notifications
Foreign Asset/Account Reporting Information. Polish residents who maintain bank or brokerage accounts holding cash and foreign securities (including Shares) outside of Poland, are required to report information to the National Bank of Poland on transactions and balances in such accounts if the value of such cash and securities exceeds a certain threshold. If required, such reports must be filed on a quarterly basis on special forms available on the website of the National Bank of Poland.
Exchange Control Information. The transfer of funds in excess of a certain amount into or out of Poland must be made through a bank account in Poland. Participant is required to store all documents connected with any foreign exchange transactions for a period of five years, as measured from the end of the year in which such transaction occurred.
Participant should consult with his or her personal legal advisor to determine what he or she must do to fulfill any applicable reporting/exchange control duties.
ROMANIA
Notifications
Exchange Control Information. If Participant deposits proceeds from the sale of Shares or the receipt of dividends in a bank account in Romania, Participant may be required to provide the Romanian bank assisting with the transaction with appropriate documentation explaining the source of the income. Participant should consult with his or her legal advisor to determine whether Participant will be required to submit such documentation to the Romanian bank.
RUSSIA
Terms and Conditions
Exercise of Options. Depending on applicable restrictions then in effect, the Company may postpone the vesting and/or the ability to exercise the Option, or deliver to Participant a cash payment upon exercise of the Option in an amount determined by multiplying (a) the amount (if any) by which the Fair Market Value per Share on the date of exercise of the Option exceeds the exercise price per Share of the Option, by (b) the number of Shares with respect to which the Option is exercised if the Company, in its sole discretion, determines that such postponement of vesting/exercisability or cash payment is necessary or advisable to facilitate compliance with Applicable Laws and regulations in Russia.. Participant understands that no Shares will be issued upon exercise of the Option if the Company, in its sole discretion, determines that such issuance would not comply with applicable laws and regulations in Russia.
Notifications
Securities Law Information. This Agreement, the Plan and all other materials Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. Any issuance of Shares under the Plan has not and will not be registered in Russia and hence the Shares described in any Plan-related documents may not be offered or placed in public circulation in Russia. In no event will Shares issued to Participant under the Plan be delivered to Participant in Russia.
Exchange Control Information. Temporary restrictions imposed by the Russian Presidential Decrees may prohibit Russian residents (e.g., Russian citizens and foreign nationals with a residence permit in Russia) from receiving any Shares or proceeds from the sale of Shares) into a non-Russian bank and/or brokerage account (such as Fidelity). The exchange control rules and regulations in Russia are subject to very frequent change. Therefore, Participant should consult with his or her personal legal advisor to determine the applicability of all repatriation, remittance or other exchange control requirements that may apply to Participant before Participant exercises the Option to ensure compliance with all applicable exchange control requirements.
Foreign Asset/Account Reporting Information. The following reports or notifications must be filed with the Russian tax authorities, if applicable:
•Annual cash flow and financial asset (including Shares) reporting for an offshore brokerage account (due by June 1 each year for the previous year).
•A one-time notification within one month of opening an offshore brokerage account.
•A one-time notification within one month of closing an offshore brokerage account.
•A one-time notification within one month of changing details of an offshore brokerage account.
Participant should consult with his or her personal tax advisor for additional information about these reporting obligations.
Anti-Corruption Information. Anti-corruption laws prohibit certain public servants, their spouses and their dependent children from owning any foreign source financial instruments (e.g., shares of foreign companies such as the Company). Accordingly, Participant should inform the Company if he or she is covered by these laws because Participant should not hold Shares acquired under the Plan.

Labor Law Information. If Participant continues to hold Shares acquired at exercise of the Option after an involuntary Termination of Service, Participant may not be eligible to receive unemployment benefits in Russia.
SERBIA
Terms and Conditions
Cash Settlement. The Company reserves the right to restrict Participant from acquiring Shares at exercise of the Option. Instead, the Company reserves the right to require the Employer to make a payment to Participant in cash or its equivalent of an amount determined by multiplying (a) the amount (if any) by which the Fair Market Value per Share on the date of exercise of the Option exceeds the exercise price per Share of the Option, by (b) the number of Shares with respect to which the Option is exercised. Any references to the issuance of Shares in any documents related to the Option shall not be applicable in these circumstances.
In addition, in these circumstances, Section 2.2(b) of the Agreement and Section 5.4(b) of the Plan shall not apply. Instead, the vested and exercisable portion of an Option that remains outstanding immediately prior to the expiration of its full term shall (or any limited post-termination exercisability window that applies upon Participant's death) be paid to Participant (or the Designated Beneficiary, as applicable) in cash as described in this provision, provided Participant otherwise meets the requirements of Section 5.4(b) of the Plan.
SINGAPORE
Terms and Conditions
Restriction on Sale of Shares. The Option is subject to section 257 of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and Participant will not be able to make any subsequent offer to sell or sale of the Shares in Singapore, unless such offer or sale is made (1) after six (6) months from the Grant Date or (2) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA, or pursuant to and in accordance with the conditions of, any applicable provisions of the SFA.
Notifications
Securities Law Notice. The offer of the Plan, the grant of the Option, and the value of the underlying Shares on exercise are being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.
Director Notification. If Participant is a director, associate director or shadow director of a Singapore Subsidiary, Participant is subject to certain notification requirements under the Singapore Companies Act, regardless of whether Participant is a Singapore resident or employed in Singapore. Among these requirements is an obligation to notify the Singapore Subsidiary in writing when Participant receives an interest (e.g., Options or Shares) in the Company. In addition, Participant must notify the Singapore Subsidiary when Participant sells Shares (including when Participant sells Shares acquired under the Plan). These notifications must be made within two days of acquiring or disposing of any interest in the Company. In addition, a notification must be made of Participant's interests in the Company within two days of becoming a director, associate director or shadow director. If Participant is the chief executive officer (“CEO”) of a Singapore Subsidiary and the above notification requirements are determined to apply to the CEO of a Singapore Subsidiary, the above notification requirements also may apply to Participant.

SLOVAKIA
There are no country-specific terms and conditions.
SOUTH AFRICA
Terms and Conditions
Cash Settlement. The Company reserves the right to restrict Participant from acquiring Shares at exercise of the Option. Instead, the Company reserves the right to require the Employer to make a payment to Participant in cash or its equivalent of an amount determined by multiplying (a) the amount (if any) by which the Fair Market Value per Share on the date of exercise of the Option exceeds the exercise price per Share of the Option, by (b) the number of Shares with respect to which the Option is exercised. Any references to the issuance of Shares in any documents related to the Option shall not be applicable in these circumstances.
In addition, in these circumstances, Section 2.2(b) of the Agreement and Section 5.4(b) of the Plan shall not apply. Instead, the vested and exercisable portion of an Option that remains outstanding immediately prior to the expiration of its full term shall (or any limited post-termination exercisability window that applies upon Participant's death) be paid to Participant (or the Designated Beneficiary, as applicable) in cash as described in this provision, provided Participant otherwise meets the requirements of Section 5.4(b) of the Plan.
SPAIN
Terms and Conditions
Labor Law Acknowledgment. The following provision supplements Section 3.1 (Nature of Grant) of the Agreement:
In accepting the Option, Participant acknowledges that Participant consents to participation in the Plan and has received a copy of the Plan.
Except as provided in the Agreement or in the Plan, a Termination of Service for any reason (including for the reasons listed below) will automatically result in the forfeiture of any unvested Option; in particular, Participant understands and agrees that, except as provided in the Agreement and the Plan, the Option will be forfeited without entitlement to the underlying Shares or to any amount as indemnification in the event of a Termination of Service prior to vesting by reason of, including, but not limited to, resignation, disciplinary dismissal with or without cause, individual or collective layoff with or without cause, material modification of employment under Article 41 of the Worker’s Statute, relocation under Article 40 of the Worker’s Statute, Article 50 of the Worker’s Statute, Article 10.3 of Royal Decree 1382/1985 and unilateral withdrawal by the Employer.
Furthermore, Participant understands that the Company has unilaterally, gratuitously, and in its sole discretion decided to grant options under the Plan to individuals who may be Employees throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or any Subsidiary, other than to the extent set forth in the Agreement. Consequently, Participant understands that the Option is offered on the assumption and condition that the Option and any Shares acquired under the Plan are not part of any employment contract (either with the Company or any Subsidiary), and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation), or any other right whatsoever. In addition, Participant understands that this offer would not be made but for the assumptions and conditions referred to above; thus, Participant acknowledges and freely accepts that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of or right to the Option shall be null and void.

Notifications
Securities Law Information. The Option does not qualify under Spanish regulations as securities. No “offer of securities to the public”, as defined under Spanish law, has taken place or will take place in the Spanish territory. The Agreement has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.
Exchange Control Information. Participant is required to declare to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the securities held in such accounts if the value of the transactions for all such accounts during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceed a certain threshold. Different thresholds and deadlines to file this declaration may apply. However, if neither such transactions during the immediately preceding year nor the balances / positions as of December 31 exceed a certain threshold, no such declaration must be filed unless expressly required by the Bank of Spain. If any of such thresholds were exceeded during the current year, Participant may be required to file the relevant declaration corresponding to the prior year; however, a summarized form of declaration may be available. Participant should consult a personal tax or legal advisor for further information regarding these exchange control reporting obligations
Foreign Asset/Account Reporting Information. Spanish residents are required to electronically declare to the Bank of Spain any security accounts (including brokerage accounts held abroad), as well as the securities (including Shares acquired under the Plan) held in such accounts, and any transactions carried out with non-residents, if the value of the transactions for all such accounts during the prior year or the balances in such accounts as of December 31 of the prior year exceed a certain threshold. More frequent reporting is required if such transaction value or account balance exceeds a higher threshold. If neither the total balances, nor the total transactions with non-residents during the relevant period exceed a separate threshold, a summarized form of declaration may be used.
SWEDEN
Terms and Conditions
Authorization to Withhold. The following provision supplements Section 2.4 (Responsibility for Taxes) of the Agreement:
Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 2.4 of the Agreement, in accepting the Option, Participant authorizes the Company and/or the Employer to withhold Shares or to sell Shares otherwise deliverable to Participant upon exercise to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items.
SWITZERLAND
Notifications
Securities Law Information. Neither this document nor any materials relating to the Shares (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Company or one of its Subsidiaries, and (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to Article 51 of FinSA or any Swiss regulatory authority (in particular, the Swiss Financial Supervisory Authority (FINMA)).

TAIWAN
Terms and Conditions
Data Privacy. The following provision supplements the Data Privacy Provisions Applicable To Participants Outside the United States and the EEA+ set forth above:
Participant hereby acknowledges having read and understood the Data Privacy Provisions Applicable To Participants Outside the United States and the EEA+ set forth above and, by participating in the Plan, agrees to such terms. In this regard, upon request of the Company or the Employer, Participant agrees to provide any executed data privacy consent form (or any other agreements or consents that may be required by the Employer or the Company) that the Company and/or the Employer may deem necessary under applicable data privacy laws, either now or in the future. Participant understands that he or she will not be able to participate in the Plan if he or she fails to execute any such consent or agreement.
Notifications
Securities Law Information. The offer of participation in the Plan is available only for Employees. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.
Exchange Control Information. Taiwanese residents may acquire and remit foreign currency (including proceeds from the sale of Shares) into and out of Taiwan up to a certain amount per year. If Participant is a Taiwanese resident, and the transaction amount exceeds a certain amount in a single transaction, Participant may need to submit a foreign exchange transaction form and provide supporting documentation to the satisfaction of the remitting bank.
THAILAND
Notifications
Exchange Control Information. If Participant remits funds out of Thailand to exercise the Option, it is Participant's responsibility to comply with applicable exchange control laws. Under current exchange control regulations, Participant may remit funds out of Thailand up to a certain amount per year to purchase Shares (and otherwise invest in securities abroad) by submitting an application to an authorized agent, (i.e., a commercial bank authorized by the Bank of Thailand to engage in the purchase, exchange and withdrawal of foreign currency). The application includes the Foreign Exchange Transaction Form, a letter describing the Option, a copy of the Plan and related documents, and evidence showing the nexus between the Company and the Employer. If Participant uses a method of exercise that does not involve remitting funds out of Thailand, this requirement does not apply.
Further, Participant is required to immediately repatriate the proceeds from the sale of Shares or from any dividends paid on such Shares to Thailand if the funds received in a single transaction exceed a certain threshold. Participant also will be required to either convert such repatriated proceeds to Thai Baht or deposit the proceeds into a foreign currency deposit account within 360 days of repatriation, unless Participant can rely on an applicable exemption (e.g., where the funds will be used offshore for any permissible purposes under exchange control regulations and the relevant form and supporting documents have been submitted to a commercial bank in Thailand). Participant must specifically report the inward remittance to the Bank of Thailand on a foreign exchange transaction form. If Participant fails to comply with these obligations, Participant may be subject to penalties assessed by the Bank of Thailand. Participant should consult his or her personal legal advisor prior to taking any action with respect to remittance of proceeds related to the Plan into Thailand. Participant is responsible for ensuring compliance with all exchange control laws in Thailand.

TRINIDAD AND TOBAGO
There are no country-specific terms and conditions.
TURKEY
Terms and Conditions
Securities Law Information. Under Turkish law, Participant is not permitted to sell any Shares acquired under the Plan in Turkey. The Shares are currently traded on the New York Stock Exchange, which is located outside of Turkey, under the ticker symbol “MMM” and the Shares may be sold through this exchange.
Financial Intermediary Obligation. Participant acknowledges that any activity related to investments in foreign securities (e.g., the sale of Shares) should be conducted through a bank or financial intermediary institution licensed by the Turkish Capital Markets Board and should be reported to the Turkish Capital Markets Board. Participant is solely responsible for complying with this requirement and should consult with a personal legal advisor for further information regarding any obligations in this respect.
UKRAINE
Terms and Conditions
Cash Settlement. The Company reserves the right to restrict Participant from acquiring Shares at exercise of the Option. Instead, the Company reserves the right to require the Employer to make a payment to Participant in cash or its equivalent of an amount determined by multiplying (a) the amount (if any) by which the Fair Market Value per Share on the date of exercise of the Option exceeds the exercise price per Share of the Option, by (b) the number of Shares with respect to which the Option is exercised. Any references to the issuance of Shares in any documents related to the Option shall not be applicable in these circumstances.
In addition, in these circumstances, Section 2.2(b) of the Agreement and Section 5.4(b) of the Plan shall not apply. Instead, the vested and exercisable portion of an Option that remains outstanding immediately prior to the expiration of its full term shall (or any limited post-termination exercisability window that applies upon Participant's death) be paid to Participant (or the Designated Beneficiary, as applicable) in cash as described in this provision, provided Participant otherwise meets the requirements of Section 5.4(b) of the Plan.
UNITED ARAB EMIRATES
Terms and Conditions
Securities Law Information. The Option is granted under the Plan only to select Employees and is in the nature of providing employee equity incentives in the United Arab Emirates. The Plan and the Agreement are intended for distribution only to such Employees and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If Participant does not understand the contents of the Plan and the Agreement, Participant should consult an authorized financial advisor. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the Plan or the Agreement nor taken steps to verify the information set out herein, and have no responsibility for such documents.

UNITED KINGDOM
Terms and Conditions
Responsibility for Taxes. This provision supplements Section 2.4 (Responsibility for Taxes) of the Agreement:
Without limitation to Section 2.4 of the Agreement, Participant agrees that Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or the Employer or by HM Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). Participant also agrees to indemnify and keep indemnified the Company and the Employer against any Tax–Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on Participant's behalf.
Notwithstanding the foregoing, if Participant is a director or executive officer (within the meaning of Section 13(k) of the Exchange Act), Participant understands that he or she may not be able to indemnify the Company for the amount of any Tax-Related Items not collected from or paid by Participant, in case the indemnification could be considered to be a loan. In this case, the Tax-Related Items not collected or paid may constitute a benefit to Participant on which additional income tax and National Insurance contributions (“NICs”) may be payable. Participant understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any employee NICs due on this additional benefit, which may also be recovered from Participant by any of the means referred to in Section 2.4 of the Agreement.
VIETNAM
Terms and Conditions
Cash Settlement. The Company reserves the right to restrict Participant from acquiring Shares at exercise of the Option. Instead, the Company reserves the right to require the Employer to make a payment to Participant in cash or its equivalent of an amount determined by multiplying (a) the amount (if any) by which the Fair Market Value per Share on the date of exercise of the Option exceeds the exercise price per Share of the Option, by (b) the number of Shares with respect to which the Option is exercised. Any references to the issuance of Shares in any documents related to the Option shall not be applicable in these circumstances.
In addition, in these circumstances, Section 2.2(b) of the Agreement and Section 5.4(b) of the Plan shall not apply. Instead, the vested and exercisable portion of an Option that remains outstanding immediately prior to the expiration of its full term shall (or any limited post-termination exercisability window that applies upon Participant's death) be paid to Participant (or the Designated Beneficiary, as applicable) in cash as described in this provision, provided Participant otherwise meets the requirements of Section 5.4(b) of the Plan.